UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of

the Securities Exchange Act Of 1934

Filed by the Registrant  ☒        Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Momentive Global Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Legal Disclaimers

Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding: the Transaction, including the expected timing of the closing of the Transaction; considerations taken into account by Momentive's Board of Directors in approving the Transaction; and expectations for Momentive following the closing of the Transaction. If any of these risks or uncertainties materialize, or if any of Momentive's assumptions prove incorrect, Momentive's actual results could differ materially from the results expressed or implied by these forward-looking statements. Additional risks and uncertainties include those associated with: (i) the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from Momentive's stockholders for the Transaction or required regulatory approvals to consummate the Transaction are not obtained, on a timely basis or at all; (ii) the occurrence of any event, change or other circumstances that could give rise to the right to terminate the Transaction, including in circumstances requiring Momentive to pay a termination fee; (iii) uncertainties as to the timing of the consummation of the Transaction and the ability of each party to consummate the Transaction; (iv) the nature, cost and outcome of any legal proceeding that may be instituted against Momentive and others relating to the Transaction; (v) economic, market, financial, business or geopolitical conditions (including resulting from disruptions to the banking sector, inflationary pressures, rising interest rates, supply chain disruptions, the COVID-19 pandemic, civil unrest or military conflict) or competition, or changes in such conditions, negatively affecting Momentive's markets, customers, business, operations and financial performance; (vi) the effect of the announcement or pendency of the Transaction on our business relationships, customers, operating results and business generally, including risks related to the diversion of the attention of Momentive management or employees during the pendency of the Transaction; (vii) the amount of the costs, fees, expenses and charges related to the merger agreement or the Transaction; (viii) the risk that our stock price may fluctuate during the pendency of the Transaction and may decline significantly if the Transaction is not completed; (ix) possible disruption related to the Transaction to Momentive's current plans and operations, including through the loss of customers and employees; and (x) other risks and uncertainties detailed in the periodic reports that Momentive files with the SEC, including Momentive's Annual Report on Form 10-K filed with the SEC on February 17, 2023, and subsequent filings which may be obtained at Momentive's investor relations website at investor.momentive.ai. All forward-looking statements in this communication are based on information available to Momentive as of the date of this communication, and Momentive does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

HIGHLY PRIVILEGED AND CONFIDENTIAL

Legal Disclaimers

Additional Information and Where to Find It

Momentive, its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the pending acquisition of Momentive (the "Transaction"). Momentive plans to file a proxy statement (the "Transaction Proxy Statement") with the Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies to approve the Transaction. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in Momentive's definitive proxy statement for its 2022 Annual Meeting of Stockholders (the "2022 Proxy Statement"), which was filed with the SEC on April 25, 2022. To the extent that holdings of Momentive's securities have changed since the amounts printed in the 2022 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Promptly after filing the definitive Transaction Proxy Statement with the SEC, Momentive will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT MOMENTIVE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Momentive with the SEC in connection with the Transaction at the SEC's website (http://www.sec.gov). Copies of Momentive's definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Momentive with the SEC in connection with the Transaction will also be available, free of charge, at Momentive's investor relations website at investor.momentive.ai.

HIGHLY PRIVILEGED AND CONFIDENTIAL

SLIDE RESOURCES March 14, 2023 Town Hall

A great milestone on our journey From a tiny startup to a global business. From a simple survey platform to a household name. From surveys to market research and more. This represents one more step in our evolution.

Who is Symphony Technology Group? A unique private equity firm focused on fueling innovative software companies. 20+ years of experience Focused in our space STG offers invaluable expertise as we scale our STG partners with customer-centric software and customer base and product suite analytics companies like ours

We have long admired SurveyMonkey during our 20-year history of active investment in the insights and analytics sector, and are very excited to partner with the team at Momentive to build upon their excellent foundation. J.T. Treadwell Managing Director STG

How does this benefit Momentive? Value for Focus on our Expertise to Value for customers long-term help enhance shareholders vision our products Together we will continue delivering exceptional value and innovation to individuals and enterprises globally ATTORNEY-CLIENT PRIVILEGED AND CONFIDENTIAL

Equity Impact

All-cash transaction For each vested share of Momentive, shareholders will receive $9.46 per share Number of MNTV shares x $9.46 = Cash payment Example 500 x $9.46 = $4,730 Unvested equity awards will convert into cash awards and will continue to vest on existing schedules following closing pursuant to the terms of our agreement with STG.

What happens next?

Timeline Announcement is first step in process March 13, 2023: Coming weeks: Coming months: Prior to closing: Q2-Q3 2023: Entered into Momentive files proxy Momentive holds a Receive regulatory Transaction is statement with special meeting to approvals and other agreement to be expected to close acquired by STG background on the receive shareholder customary closing transaction and date approval conditions for special meeting of shareholders Ongoing: Executing on Momentive business plans and delivering value to customers

Your Role PLEASE DO NOT PLEASE DO ● Speculate when answering ● Review FAQ page questions (internally or ● Review Equity Impact externally) ● Continue with business as ● Address the acquisition on usual—focus on hitting our goals social media (original posts, ● Share FAQ page & Equity Impact likes, comments, etc.) with colleagues who have ● Answer questions on large questions Slack channels (e.g. #allhands) ● Use the Town Hall survey to ● Speak to reporters or analysts submit new questions

Questions?